Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Griffin Land & Nurseries, Inc. of our report dated February 10, 2010, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Griffin Land & Nurseries, Inc. for the year ended November 28, 2009.

/s/McGladrey & Pullen, LLP

New Haven, Connecticut
November 29, 2010